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                                                                   EXHIBIT 99.2


                           SPRING TIDE NETWORKS, INC.
                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                  The undersigned stockholder of SPRING TIDE NETWORKS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, each dated as of August __, 2000, for the Special Meeting of Stockholders to be held on _____, ____, 2000, at 10:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, 26th Floor, Boston, Massachusetts, 02109, and at any and all adjournment(s) thereof, and to vote all shares of stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

                  The attorney-in-fact shall be present and shall act at said meeting or any and all adjournment(s) thereof.

                  THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JULY 24, 2000, BY AND AMONG LUCENT TECHNOLOGIES INC., COGSWELL ACQUISITION INC., A WHOLLY OWNED SUBSIDIARY OF LUCENT TECHNOLOGIES INC., AND SPRING TIDE NETWORKS, INC. AND, AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

(Continued and to be Signed and Dated on Reverse Side)


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                 /x/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT YOU VOTE FOR THE FOLLOWING PROPOSALS:

                  1. Proposal to approve the Agreement and Plan of Merger, dated as of July 24, 2000, by and among LUCENT TECHNOLOGIES INC., COGSWELL ACQUISITION INC., a wholly owned subsidiary of LUCENT TECHNOLOGIES INC., AND SPRING TIDE NETWORKS, INC.

                  FOR               / /

                  AGAINST           / /

                  ABSTAIN           / /

                  2. To adopt and approve, in their discretion, such other matter or matters which may properly come before the Special Meeting or any and all or adjournment(s) thereof.

                  FOR               / /

                  AGAINST           / /

                  ABSTAIN           / /

         Mark here for address change and note at left / /

         Mark here if you plan to attend the meeting / /

         This Proxy should be marked, dated and signed by the stockholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person. If shares are held by joint tenants or as community property, both should sign.

DATED: --, 2000

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Signature of Stockholder(s)